Exhibit 99.1

Contact:
Lisa Gordon, Director of
Investor Relations
Advanced Magnetics, Inc.
(617) 497-2070

For Immediate Release

ADVANCED MAGNETICS, INC. REPORTS FIRST FISCAL QUARTER OF 2004 RESULTS

Cambridge, Massachusetts, January 16, 2004 — Advanced Magnetics, Inc. (AMEX: AVM) today announced its operating results and revenues for the first quarter of fiscal 2004 ended December 31, 2003.  Revenues for the quarter were $631,964 as compared to revenues of $1,555,794 for the same period in fiscal 2003.  There was a net loss of ($940,700), or ($0.12) per share, for the period as compared to a net loss of ($365,521), or ($0.05) per share, for the same period in fiscal 2003.  The decrease in revenue in the first fiscal quarter of 2004 is primarily the result of a decrease in the recognition of deferred license fee revenue from a license and marketing agreement signed with Cytogen Corporation in August 2000.  License fees associated with the Cytogen agreement are being recognized over the development period based on costs incurred and expected remaining expenditures related to this agreement.

“We look forward to an exciting and positive year for the Company in fiscal 2004,” stated Jerome Goldstein, Chairman, President and CEO of Advanced Magnetics.  “During 2004 we expect to initiate Phase III clinical trials of ferumoxytol for use as an iron replacement therapeutic in chronic kidney disease patients receiving erythropoietin therapy. In addition, we remain committed to appropriately and positively resolving our discussions with the U.S. Food and Drug Administration regarding Combidex®, our lymph node imaging agent, in order to bring Combidex to market.”

Advanced Magnetics, Inc. is the premier developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products.  As a leader in its field, Advanced Magnetics is dedicated to the development and commercialization of its proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer. For more information about Advanced Magnetics, please visit the company’s website at www.advancedmagnetics.com, which is not part of this press release.

This document contains forward-looking statements.  Any statements contained in this press release that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.  Such risks and uncertainties include the following: the timing and results of product development efforts with respect to ferumoxytol; the timing and results of FDA interactions regarding the clinical development of ferumoxytol; uncertainties regarding clinical studies; uncertainties related to the Company’s ability to resolve the outstanding issues from the approvable letter received from the FDA for Combidex; the timing and results of FDA actions regarding Combidex; uncertainties relating to patents and proprietary rights; and other risks identified in Advanced Magnetics, Inc.’s Securities and Exchange Commission filings.  The Company cautions readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made.  Advanced Magnetics disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

- financial table to follow -

ADVANCED MAGNETICS, INC.

CONDENSED INCOME STATEMENT FOR THE THREE-MONTH PERIOD

ENDED DECEMBER 31, 2003

(unaudited)

	Three Months Ended December 31,
	2003	2002

Revenues	$631,964	$1,555,794
Costs and expenses	(1,582,749)	(1,343,709)
Other income (expense)*	10,085	(577,606)
Net income (loss)	$(940,700)	$(365,521)
Earnings (loss) per share:
Basic	$(0.12)	$(0.05)
Diluted	$(0.12)	$(0.05)
Weighted average shares outstanding used to calculate earnings (loss) per share:
Basic	7,767,101	6,652,580
Diluted	7,767,101	6,652,580

* Other income (expense) consists of interest and dividend income and net gains (losses) on sales of securities and write-down of marketable securities.

BALANCE SHEET DATA

	12/31/03	9/30/03
Working capital	$20,626,621	$22,579,478
Total assets	$28,036,583	$29,365,613
Shareholders’ equity	$20,076,314	$20,918,075